Exhibit 99.3

Westaff Names Patricia Newman as New President and Chief Executive Officer

WALNUT CREEK, CA, Wednesday, March 16, 2005 - The board of directors of Westaff, Inc. (NASDAQ: WSTF), a leading provider of staffing services, today announced that Patricia Newman, Westaff’s Chief Operating Officer, has been named President and CEO and appointed to Westaff’s board of directors, subject to finalizing her new employment agreement. Trish Newman, 53, was formerly Managing Director of Westaff’s business operations in the United Kingdom, Denmark and Norway, leading the Westaff operations there to excellent financial results and ISO 9001 quality certification.

                With 25 years in the staffing industry, Trish has held several senior roles with major international staffing competitors.  Her last role, before joining Westaff in the U.K. was as Commercial Operations Director, United Kingdom & Ireland for one of those competitors.

                During the last four years with Westaff, she led the efforts to simultaneously re-brand Westaff in the United Kingdom and achieve recognition for quality business practices.  In addition to ISO certification, the U.K. operations were also recognized with the Investor in People Award. This award is given to those businesses that achieve excellent business practices through their people.

W. Robert Stover, Chairman of the Board, stated, “Trish Newman did a great job in leading our U.K. operations prior to being named COO last year, and she has continued to impress the board since assuming that position.  We are excited to begin working with Trish as President and CEO.”

Ms. Newman added, “I am delighted to have this wonderful opportunity to work with Westaff on an international basis to drive the company forward to achieve great results.”

Westaff provides staffing services and employment opportunities for businesses in global markets.  Westaff annually employs approximately 150,000 people and services more than 15,000 client accounts from more than 250 offices located throughout the U.S., the United Kingdom, Australia, New Zealand, Norway and Denmark. For more information, please visit our Web site at www.westaff.com.

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934, and is subject to the safe harbors created by law.  The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties. Actual results could differ materially from estimates.  Among the factors affecting future operating results are: credit facilities and compliance with debt covenants, liquidity, workers’ compensation collateral requirements, possible adverse effects of fluctuations in the general economy, variability of employee-related costs including workers’ compensation liabilities, a highly competitive market, control by a significant shareholder, the volatility of the Company’s stock price, reliance on management information systems, risks related to customers, variability of operating results and the seasonality of the business cycle, reliance on executive management, risks related to international operations, risks related to franchise agent and licensed operations, uncertain ability to continue and manage growth, reliance on field management, employer liability risks and ability to attract and retain the services of qualified temporary personnel and regulatory mandates, including potential mandated health insurance.

Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information.  The Company undertakes no responsibility to publicly update or revise any forward-looking statement except as required by applicable laws and regulations.  Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Form 10-K, Form 10-Q, Form 8-K and other filings.

ANALYSTS/INVESTORS CONTACT:	Dirk A. Sodestrom
Senior Vice President and
Chief Financial Officer
Telephone: 925/930-5300
e-mail: dsodestrom@westaff.com